EXHIBIT 99.1
OCTOBER 30, 2017
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces Third Quarter 2017 Results

Hammond, Louisiana, October 30, 2017 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the quarter ending September 30, 2017.

First Guaranty continues to grow stronger. 97 consecutive quarters of dividends certainly show strength. 2017, through September 30th, shows that First Guaranty has developed and continues to develop the core earnings strength that is needed for long term success. First Guaranty has shown that we have diversity in earnings capabilities that will help carry us through all types of economic conditions and adversity.
From 2010 through 2016, First Guaranty's strong and diversified investment portfolio provided a powerful income stream that enabled First Guaranty to carry on through the aftermath of 2008 while continuing to build income and strength.
2017 has shown that First Guaranty has developed the lending muscle to continue the success during a time when investment yields are down. For the three months ending September 30, 2017, First Guaranty's total interest income has shown an increase of $3,175,000 over the same period of 2016, an increase of 21.7%. Net interest income after the provision for loan losses is up $1.9 million for the three month period or 17.6% despite strong pressure from rising interest expense. Noninterest income is up in every category except net gains on securities where the net gains are $1,109,000 less than the same period of 2016.
The bottom line is that core income for the third quarter of 2017 totaled $3,022,000 compared to $2,618,000 for the third quarter of 2016, an increase of 15.4% and that core income for the nine months ending September 30, 2017 totaled $8,598,000 compared to $8,490,000 for the same period of 2016. This core income is in spite of approximately $877,000 ($570,000 after tax) in expenses related to the Premier/Synergy acquisition.
In addition to paying dividends through September 30, 2017 to shareholders of $3,779,767, common shareholders equity has increased in 2017 by $18,420,000 to a total of $142,769,000. We continued to enhance shareholder value and progress toward a fortress balance sheet.
In addition to the financial progress, at the beginning of August 2017 we significantly strengthened our management team with the addition of Brandon Long as Chief Lending Officer. Brandon is a Louisiana native and graduate of LSU who joins us after 23 years of banking experience including the last 10 years with JP Morgan Chase Bank.
We have also completed the assimilation and integration of Premier/Synergy.
The stage is set. We look forward to continued progress and continued enhancement of shareholder value.
Thank you for your continued support.
Sincerely,
Alton B. Lewis
President and CEO
First Guaranty Bancshares, Inc.
About First Guaranty
First Guaranty, a Louisiana-based company, has approximately $1.7 billion in assets as of September 30, 2017 and provides personalized commercial banking services through 27 banking facilities located across Louisiana and Texas.  For more information, visit www.fgb.net.
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents:
Cash and due from banks	$22,609	$17,840
Federal funds sold	1,252	271
Cash and cash equivalents	23,861	18,111

Investment securities:
Available for sale, at fair value	387,046	397,473
Held to maturity, at cost (estimated fair value of $106,821 and $99,906 respectively)	107,899	101,863
Investment securities	494,945	499,336

Federal Home Loan Bank stock, at cost	2,343	1,816
Loans held for sale	2,614	-

Loans, net of unearned income	1,111,791	948,921
Less: allowance for loan losses	10,313	11,114
Net loans	1,101,478	937,807

Premises and equipment, net	36,458	23,519
Goodwill	4,056	1,999
Intangible assets, net	4,564	1,056
Other real estate, net	1,296	359
Accrued interest receivable	7,508	7,039
Other assets	12,336	9,904
Total Assets	$1,691,459	$1,500,946

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$256,563	$231,094
Interest-bearing demand	512,346	479,810
Savings	106,109	97,280
Time	622,062	517,997
Total deposits	1,497,080	1,326,181

Short-term borrowings	7,500	6,500
Accrued interest payable	2,363	1,931
Senior long-term debt	23,508	22,100
Junior subordinated debentures	14,655	14,630
Other liabilities	3,584	5,255
Total Liabilities	1,548,690	1,376,597

Shareholders' Equity
Common stock:
$1 par value - authorized 100,600,000 shares; issued 8,007,182 and 7,609,194 shares	8,007	7,609
Surplus	71,836	61,584
Retained earnings	64,620	59,155
Accumulated other comprehensive income (loss)	(1,694)	(3,999)
Total Shareholders' Equity	142,769	124,349
Total Liabilities and Shareholders' Equity	$1,691,459	$1,500,946

See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share data)	2017	2016	2017	2016
Interest Income:
Loans (including fees)	$14,421	$11,642	$39,447	$33,749
Deposits with other banks	82	11	142	55
Securities (including FHLB stock)	3,317	2,998	10,018	10,013
Federal funds sold	6	-	8	-
Total Interest Income	17,826	14,651	49,615	43,817

Interest Expense:
Demand deposits	1,460	662	3,902	1,902
Savings deposits	61	19	147	54
Time deposits	2,044	1,470	5,079	4,541
Borrowings	403	369	1,143	1,126
Total Interest Expense	3,968	2,520	10,271	7,623

Net Interest Income	13,858	12,131	39,344	36,194
Less: Provision for loan losses	1,051	1,242	3,064	2,978
Net Interest Income after Provision for Loan Losses	12,807	10,889	36,280	33,216

Noninterest Income:
Service charges, commissions and fees	718	573	1,851	1,839
ATM and debit card fees	497	451	1,464	1,366
Net gains on securities	62	1,171	996	3,756
Net gains on sale of loans	3	6	127	9
Other	723	350	1,518	1,056
Total Noninterest Income	2,003	2,551	5,956	8,026

Noninterest Expense:
Salaries and employee benefits	5,270	4,170	14,689	12,411
Occupancy and equipment expense	1,166	1,125	3,274	3,096
Other	3,709	3,003	10,197	9,207
Total Noninterest Expense	10,145	8,298	28,160	24,714

Income Before Income Taxes	4,665	5,142	14,076	16,528
Less: Provision for income taxes	1,603	1,763	4,831	5,597
Net Income	$3,062	$3,379	$9,245	$10,931

Per Common Share:
Earnings	$0.38	$0.44	$1.19	$1.44
Cash dividends paid	$0.16	$0.16	$0.48	$0.48

Weighted Average Common Shares Outstanding	8,007,182	7,609,194	7,765,182	7,609,194

See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$30,295	$82	1.07%	$14,365	$11	0.30%
Securities (including FHLB stock)	503,511	3,317	2.61%	488,769	2,998	2.44%
Federal funds sold	1,736	6	1.37%	279	-	-%
Loans held for sale	1,976	27	5.42%	-	-	-%
Loans, net of unearned income	1,095,541	14,394	5.21%	910,341	11,642	5.09%
Total interest-earning assets	1,633,059	$17,826	4.33%	1,413,754	$14,651	4.12%

Noninterest-earning assets:
Cash and due from banks	13,122			8,230
Premises and equipment, net	36,262			22,257
Other assets	13,806			3,298
Total Assets	$1,696,249			$1,447,539

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$534,400	$1,460	1.08%	$405,196	$662	0.65%
Savings deposits	105,211	61	0.23%	90,160	19	0.08%
Time deposits	612,406	2,044	1.32%	550,736	1,470	1.06%
Borrowings	40,965	403	3.90%	48,478	369	3.03%
Total interest-bearing liabilities	1,292,982	$3,968	1.22%	1,094,570	$2,520	0.92%

Noninterest-bearing liabilities:
Demand deposits	254,825			218,187
Other	5,613			5,384
Total Liabilities	1,553,420			1,318,141

Shareholders' equity	142,829			129,398
Total Liabilities and Shareholders' Equity	$1,696,249			$1,447,539
Net interest income		$13,858			$12,131

Net interest rate spread (1)			3.11%			3.20%
Net interest-earning assets (2)	$340,077			$319,184
Net interest margin (3), (4)			3.37%			3.41%

Average interest-earning assets to interest-bearing liabilities			126.30%			129.16%

(1)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	The tax adjusted net interest margin was 3.39% and 3.43% for the above periods ended September 30, 2017 and 2016 respectively. A 35% tax rate was used to calculate the effect on securities income from tax exempt securities.
(5)	Annualized.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$24,808	$142	0.76%	$20,926	$55	0.35%
Securities (including FHLB stock)	517,929	10,018	2.59%	538,748	10,013	2.48%
Federal funds sold	958	8	1.10%	257	-	-%
Loans held for sale	855	31	4.86%	-	-	-%
Loans, net of unearned income	1,027,382	39,416	5.13%	869,325	33,749	5.19%
Total interest-earning assets	1,571,932	$49,615	4.22%	1,429,256	$43,817	4.10%

Noninterest-earning assets:
Cash and due from banks	9,675			7,988
Premises and equipment, net	29,343			22,099
Other assets	7,924			3,855
Total Assets	$1,618,874			$1,463,198

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$534,898	$3,902	0.98%	$414,633	$1,902	0.61%
Savings deposits	101,581	147	0.19%	87,344	54	0.08%
Time deposits	563,076	5,079	1.21%	570,615	4,541	1.06%
Borrowings	40,074	1,143	3.81%	43,485	1,126	3.46%
Total interest-bearing liabilities	1,239,629	$10,271	1.11%	1,116,077	$7,623	0.91%

Noninterest-bearing liabilities:
Demand deposits	240,923			217,474
Other	4,926			4,384
Total Liabilities	1,485,478			1,337,935

Shareholders' equity	133,396			125,263
Total Liabilities and Shareholders' Equity	$1,618,874			$1,463,198
Net interest income		$39,344			$36,194

Net interest rate spread (1)			3.11%			3.19%
Net interest-earning assets (2)	$332,303			$313,179
Net interest margin (3), (4)			3.35%			3.38%

Average interest-earning assets to interest-bearing liabilities			126.81%			128.06%

(1)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	The tax adjusted net interest margin was 3.37% and 3.41% for the above periods ended September 30, 2017 and 2016 respectively. A 35% tax rate was used to calculate the effect on securities income from tax exempt securities.
(5)	Annualized.

The following table summarizes the components of First Guaranty's loan portfolio as of September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016:

	September 30, 2017		June 30, 2017		March 31, 2017		December 31, 2016
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$108,610	9.8%	$83,158	7.4%	$86,376	8.7%	$84,239	8.9%
Farmland	29,345	2.6%	23,710	2.1%	23,348	2.3%	21,138	2.2%
1- 4 Family	158,564	14.3%	160,928	14.4%	139,665	14.0%	135,211	14.2%
Multifamily	17,089	1.5%	15,195	1.4%	12,440	1.3%	12,450	1.3%
Non-farm non-residential	508,210	45.6%	509,776	45.6%	436,217	43.8%	417,014	43.9%
Total Real Estate	821,818	73.8%	792,767	70.9%	698,046	70.1%	670,052	70.5%
Non-Real Estate:
Agricultural	29,109	2.6%	28,673	2.6%	23,178	2.3%	23,783	2.5%
Commercial and industrial	209,386	18.8%	222,021	19.9%	206,158	20.7%	193,969	20.4%
Consumer and other	53,606	4.8%	73,431	6.6%	69,090	6.9%	63,011	6.6%
Total Non-Real Estate	292,101	26.2%	324,125	29.1%	298,426	29.9%	280,763	29.5%
Total loans before unearned income	1,113,919	100.0%	1,116,892	100.0%	996,472	100.0%	950,815	100.0%
Unearned income	(2,128)		(2,108)		(2,033)		(1,894)
Total loans net of unearned income	$1,111,791		$1,114,784		$994,439		$948,921

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Nonaccrual loans:
Real Estate:
Construction & Land Development	$376	$386	$399	$551
Farmland	107	94	97	105
1 - 4 family residential	2,296	2,268	2,396	2,242
Multifamily	-	4,975	5,058	5,014
Non-farm non-residential	773	1,927	2,600	2,753
Total Real Estate	3,552	9,650	10,550	10,665
Non-Real Estate:
Agricultural	617	1,372	1,630	1,958
Commercial and industrial	6,081	8,031	8,078	8,070
Consumer and other	50	39	721	981
Total Non-Real Estate	6,748	9,442	10,429	11,009
Total nonaccrual loans	10,300	19,092	20,979	21,674

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	-	-	-	34
Farmland	-	-	-	-
1 - 4 family residential	47	58	50	145
Multifamily	-	-	-	-
Non-farm non-residential	-	-	-	-
Total Real Estate	47	58	50	179
Non-Real Estate:
Agricultural	362	-	-	-
Commercial and industrial	-	-	-	-
Consumer and other	-	1,018	-	-
Total Non-Real Estate	362	1,018	-	-
Total loans 90 days and greater delinquent & accruing	409	1,076	50	179

Total non-performing loans	10,709	20,168	21,029	21,853

Real Estate Owned:
Real Estate Loans:
Construction and land development	319	319	-	-
Farmland	-	-	-	-
1 - 4 family residential	23	146	43	71
Multifamily	-	-	-	-
Non-farm non-residential	954	269	196	288
Total Real Estate	1,296	734	239	359
Non-Real Estate Loans:
Agricultural	-	-	-	-
Commercial and industrial	-	-	-	-
Consumer and other	-	-	-	-
Total Non-Real Estate	-	-	-	-
Total Real Estate Owned	1,296	734	239	359

Total non-performing assets	$12,005	$20,902	$21,268	$22,212

Non-performing assets to total loans	1.08%	1.87%	2.14%	2.34%
Non-performing assets to total assets	0.71%	1.21%	1.35%	1.48%
Non-performing loans to total loans	0.96%	1.81%	2.11%	2.30%

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At September 30,	At December 31,
(in thousands except for share data and %)	2017	2016	2015	2014	2013
Tangible Common Equity
Total shareholders' equity	$142,769	$124,349	$118,224	$139,583	$123,405
Adjustments:
Preferred	-	-	-	39,435	39,435
Goodwill	4,056	1,999	1,999	1,999	1,999
Acquisition intangibles	3,385	978	1,298	1,618	1,938
Tangible common equity	$135,328	$121,372	$114,927	$96,531	$80,033
Common shares outstanding	8,007,182	7,609,194	7,609,194	6,920,022	6,920,022
Book value per common share	$17.83	$16.34	$15.54	$14.47	$12.13
Tangible book value per common share	$16.90	$15.95	$15.10	$13.95	$11.57
Tangible Assets
Total Assets	$1,691,459	$1,500,946	$1,459,753	$1,518,876	$1,436,441
Adjustments:
Goodwill	4,056	1,999	1,999	1,999	1,999
Acquisition intangibles	3,385	978	1,298	1,618	1,938
Tangible Assets	$1,684,018	$1,497,969	$1,456,456	$1,515,259	$1,432,504
Tangible common equity to tangible assets	8.04%	8.10%	7.89%	6.37%	5.59%